UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2015

Ryder System, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Ryder System, Inc. (the Company) has appointed Scott Allen, age 47, to serve as the Company's Vice President and Controller and principal accounting officer effective August 31, 2015. Mr. Allen will replace Ms. Cristina Gallo-Aquino, who, as previously reported, has been appointed as the Company's Vice President and Chief Financial Officer of the Company's Fleet Management Solutions business. Mr. Allen joins Ryder from Altera Corporation, a global semiconductor company, where he most recently held the position of Vice President, Business Finance and Financial Planning and Analysis since 2012. From 2010 to 2012, Mr. Allen served as Altera's Vice President, Corporate Controller. From 2008 to 2010, he served as the Assistant Corporate Controller. Prior to joining Altera, Mr. Allen held roles of increasing responsibility in accounting, finance and audit at various divisions of General Electric, KB Toys, Dominion Resources and Ernst & Young. Mr. Allen began his career as an accountant at KPMG. He holds a bachelor’s degree in accounting (magna cum laude) from Siena College and is a Certified Public Accountant. The Company issued a press release on August 31, 2015 announcing Mr. Allen's appointment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The following compensation arrangements for Mr. Allen have been approved: (1) annual base salary of $300,000, (2) annual target bonus opportunity equal to 70% of his base salary (guaranteed to be paid out at target for the 2015 performance year), (3) a sign-on bonus of $100,000 and (4) a long-term incentive award of 5,000 time-based restricted stock rights, granted on the first day of Mr. Allen's employment. The time-based restricted stock rights will not vest until the third anniversary of the grant date. In addition, subject to certain conditions, the Company will reimburse Mr. Allen for his relocation costs and expenses. The compensation arrangements described above are reflected in an employment offer letter, a copy of which is attached hereto as Exhibit 10.1. The foregoing summary is qualified in its entirety by reference to the full text of the offer letter.
There is no arrangement or understanding between Mr. Allen and any other person pursuant to which Mr. Allen was appointed as Vice President and Controller and principal accounting officer. There are no family relationships between Mr. Allen and any of the Company’s directors or executive officers, and the Company has not entered into any transactions with Mr. Allen requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

10.1	Employment Offer Letter for Scott Allen
99.1	Press Release issued by Ryder System, Inc. on August 31, 2015 announcing the appointment of Scott Allen as Vice President and Controller

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

August 31, 2015	By:	/s/ Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer & Corporate Secretary